COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, SPECIAL VALUE
PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE
STOCK PRICE INDEX , THE WILSHIRE MIDCAP VALUE INDEX
AND THE DOW JONES INDUSTRIAL AVERAGE


EXHIBIT A:
                                     DREYFUS
            STANDARD                 VARIABLE
          & POOR'S 500              INVESTMENT
            COMPOSITE                 FUND,      WILSHIRE
              STOCK      DOW JONES   SPECIAL      MIDCAP
 PERIOD       PRICE     INDUSTRIAL    VALUE       VALUE
             INDEX *     AVERAGE *  PORTFOLIO    INDEX**

8/31/90       10,000       10,000        10,000    10,000
12/31/90      10,366       10,211        10,185    10,222
12/31/91      13,517       12,687        11,264    15,186
12/31/92      14,546       13,626        11,385    18,622
12/31/93      16,009       15,938        14,651    21,013
12/31/94      16,218       16,740        14,423    20,438
12/31/95      22,306       22,924        14,385    28,032
12/31/96      27,424       29,551        13,865    31,948
12/31/97      36,570       36,912        17,073    43,396
12/31/98      47,613       43,613        19,753    42,232


*Source: Lipper Analytical Services, Inc.
** Source: Wilshire Associates, Inc.